UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

GARRETT MOTION INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-38636	82-487189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on October 1, 2018, Garrett Motion Inc. (the “Company”) completed its spin-off from Honeywell International Inc. (“Honeywell”). On Friday, October 19, 2018, Honeywell disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (the “Honeywell Form 10-Q”) that the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) has opened an investigation into Honeywell’s prior accounting for liability for unasserted Bendix-related asbestos claims. In addition, Honeywell noted that it revised certain previously-issued financial statements to correct the time period associated with the determination of appropriate accruals for legacy Bendix asbestos-related liability for unasserted claims.

The Company’s restated carve-out Financial Statements included in its Form 10 already contemplate these revisions, consistent with Honeywell’s previous disclosure in its Form 8-K filed with the SEC on August 23, 2018. The Company’s indemnification and reimbursement agreement with Honeywell, filed with the SEC on September 14, 2018, has not been amended and otherwise remains unchanged.

Prior to the filing of the Honeywell Form 10-Q with the SEC, management was not aware of the SEC’s investigation into Honeywell’s prior accounting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2018	Garrett Motion Inc.

	By:	/s/ Alessandro Gili
Alessandro Gili Senior Vice President and Chief Financial Officer